Exhibit 99.1

Kevin Fairbairn Chief Executive Officer Jeff Andreson Chief Financial Officer Needham and Company Growth Stock Conference January 2009

Cautionary Disclaimer During the course of this presentation, we will comment upon future events and may make projections about our future financial performance, including statements related to our expected sales, product shipments and acceptance, gross margin, operating expense, profit, cash flow and income tax expense. We will discuss our business strategy, our products, the markets our products address, our position in those markets, expected market acceptance of those products and production capacity. We wish to caution you that these are forward looking statements that are based upon our current expectations, and that actual results could differ materially as a result of various risks and uncertainties, including, without limitation, the following: inability to develop and deliver new products as planned; inability to accurately forecast the demand for our products and services; the possibility that orders in backlog may be cancelled, delayed or rescheduled; inability to achieve gross margin and expense goals and other risk factors discussed in documents filed by us with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update the forward-looking statements made during this presentation.

Strong Foundation, Significant Future Growth (Financial Data as of September 30, 2008) Solid Financial Foundation $115M in Cash and Investments Tangible Book Value $7.50 per Share No Debt Record of Cash Flow Generation and Margin Expansion Significant Cost Reductions Executed Cash Flow Break-Even at ~$115M in Annual Revenues +/- 2% Numerous Drivers for Future Growth Underlying Demand for Storage Remains Strong HDD Industry Continues to Invest in Technology Photonics Products Ramping Innovative Solutions for Semiconductor Manufacturing

Revenue Drivers 2009 HDD Equipment Business Legacy Tool Conversions Required for Product Mix Shift Toward Mobile Applications Investment in New Technologies Patterned Media: 200 Lean Etch and LithoPrime Ongoing Media Evolution: Upgrades for Installed Base Capacity Additions as Needed Shortest Lead Time in Industry Intevac Photonics Product Ramp Night Vision Systems Low Light Cameras Hand Held Material Identification Instruments Solid Base of Contract R&D Revenues

Media Growth and Technology Drive 2006 2007 2008 2009 2010 2011 2012 Desktop 397 432 514 551 561 594 575 Server 71 82 95 94 98 99 102 Notebook 190 254 329 407 504 558 638 Consumer 127 111 115 178 211 234 252 Source: TrendFocus April 2008 Media Disks (Millions) 145 More 200 Lean Tools Required By 2012 + Patterned Media Ultimately Doubles Market Perpendicular Media Patterned Media 2009 HDD Demand ? Demand Drivers Remain Intact Capacity & Legacy System Replacements

200 Lean Magnetic Media Manufacturing System Leading System for Disk Production Highest Output Per Square Foot 200 Lean Gen II Major Upgrade 25% Higher Output Improved Performance Metrics Extendable to Industry's Technology Roadmap HAMR Patterned Media IVAC Share 65% Market Leader

Evolution of Media Technology Source: Semiconductor International, 5/22/2008 10000 250 Gb/in2 = 320 GB/Platter 3.5 Inch Disk 1000 100 10 1 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 Areal Density (Gbit/in2)

Patterned Media Manufacturing

INTEVAC


Clean
Magnetic Media Deposition
Intevac 200 Lean (Deposition)
New Manufacturing Steps for Patterned Media
Prime Media Surface
Intevac LithoPrime™
Apply Pattern to Media
Imprint Lithography
Etch Pattern into Media
Intevac 200 Lean (Etch)
Lube Disk
Intevac AccuLuber™
Test
Burnish

Needham Growth Stock Conference_JAN_2009 Slide 8

Major Technology and Architecture Evolution for Semiconductor Etch Market Enabling Technology for Advanced <45nm Processes Addressing Need for Significant Productivity Improvements Development of Lean Etch Complete Enabling Technology, Double the Throughput

Semiconductor Equipment Alliance with TES Co. Ltd. Korean Mandate to Source 40% of Equipment from Local Providers TES Co. Ltd. has Successfully Penetrated CVD Market with Major Korean Semiconductor Companies IP Royalty Model TES to Sell Etch (and CVD) in Korea and China Intevac to Sell CVD (and Etch) to Rest of World Accelerates Intevac CVD Product Offering Groundbreaking Alliance

Intevac Photonics Business

INTEVAC

Objective:

- Global Leader in Digital-Optical Products
  - Capture and Display of Low Light Images
  - Optical Analysis of Materials for Identification
- Multi-Hundred Million Dollar Business with Gross Margin >50%
- Split ~ 50/50 Government/Commercial, US/International

Served Market of Infra-Red Businesses


Addressed Spectrum
Light Wavelength (Micron)
0.4
0.9
1.7
3.0
5.0
8.0
14.0
Visible
Near Infra-Red
Medium Wave Infra-Red
Long Wave Infra-Red

Reflected Light
- From "Dark" Heavens or Eye-Safe Illumination
- Produces Recognizable Image and/or Spectrum

Emitted Heat
- Requires Temperature Variations
- Produces Detectable Image
  - Cannot read alphanumerics
  - Cannot penetrate glass

Needham Growth Stock Conference_JAN_2009 Slide 11

Intevac Photonics History Intevac Photonics 2009 (Est.) Intevac Founded Night Vision Tube Business Sold 2007 Q1 Digital Sensor Development Product Ramp 39K Night Vision Tubes Produced Creative Display Systems Acquired (Near-Eye Displays) 2007 Q4 DeltaNu Acquired (Material ID Instruments) 1995 1991 1995 2000 2005 10 20 30 40 50 ($M) Varian Associates Legacy Night Vision Tube Development

Ownership of Critical Technology Low Light Imaging Low-Light Camera Head Mounted Night Vision System *From third party Display* Optics Sensor 0100100100 1 100100010 0010100100 0100100 0010101 0010101 Electronics and Software Near Eye Display

Ownership of Critical Technology Hand Held, Real Time, Material Identification *From Third Party

Products - Government

INTEVAC

Products		Applications
Night Vision Systems	 Module  DENVG  Night Port	▪ Head Mounted ▪ Gun Mounted ▪ Binocular ▪ Monocular
Near Eye Displays	 I-Port	▪ Covert PC Display ▪ Remote Gun Sight ▪ Training
Low Light Cameras including LIVAR	 LIVAR® Camera  NightVista®	▪ Airborne ▪ Maritime ▪ Perimeter Security ▪ Vehicles ▪ UAV
Hand Held Material Identification Instruments	 Observer	Biological and Chemical Threat Detection

Needham Growth Stock Conference_JAN_2009 Slide 15

Products - Commercial

INTEVAC

Products		Applications
Hand Held Material Identification Instruments	 ReporteR™	▪ Law Enforcement ▪ Industrial Inspection
OEM Cameras	 MicroVista®  NightVista®  Mosir®	▪ Industrial Inspection ▪ Bio Medical ▪ Scientific
Night Vision Systems	 Night Port™	▪ Law Enforcement ▪ Recreational Use Availability Post 2009
Head Mounted Displays	 I-Port  Surgical Viewer	▪ Medical ▪ Training and Simulation

Needham Growth Stock Conference_JAN_2009 Slide 16

Solid Cash and Liquidity to Weather Current Downturn Global Cost Reduction Plan Announced November 2008 Reduces Costs $10-12M Annually Cash Flow Break-Even ~$115M Annual Revenues +/- 2% Operating Expenses Down >$2M Per Quarter from Q4'08 Guidance 2009 Operating Expenses Reduced ~ 15% from 2008 Balance Sheet ($M) A Acquisitions Made A

Investment Rationale Technology Transition Future Media Capacity Needs Expanding Markets Growing Product Revenues Government Programs Beginning Volume Ramp Equipment Photonics Strong Balance Sheet Cost Reductions Executed Significant Growth Opportunities Highly Differentiated Technology & Products Management Team with Proven Track Record Strong Balance Sheet Cost Reductions Underway

Kevin Fairbairn Chief Executive Officer Jeff Andreson Chief Financial Officer Needham and Company Growth Stock Conference January 2009